UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

STANCORP FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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On July 24, 2015, StanCorp Financial Group, Inc. (the “Company”) Chairman, President and Chief Executive Officer Greg Ness, gave the following presentation to all employees of the Company.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Meiji Yasuda. In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s shareholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The Company’s shareholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the Company’s shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s investor relations website at www.stancorpfinancial.com or by directing a request to: StanCorp Financial Group, Inc., 1100 SW Sixth Avenue, Portland, OR 97204, Attn: Jeff Hallin, Vice President, Investor Relations and Capital Markets, (971) 321-6127, jeff.hallin@standard.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K filed with the SEC on February 26, 2015 and in its definitive proxy statement filed with the SEC on Schedule 14A on March 23, 2015.

Forward-looking Statements

Statements in materials furnished or filed herewith that relate to future results and events are forward-looking statements based on the Company’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (4) the effect of the announcement of the proposed merger on the Company’s relationships with its distributors, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments will cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 26, 2015, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

July 24, 2015

Good afternoon, and thanks for taking some time to join me today, whether it’s live here in the Portland Art Museum, via live webcast in Tanasbourne, White Plains and Cincinnati, or if you’re watching a replay of this meeting on our internal website.

Welcome. Before we get started, I need to share some information around SEC regulations and forward-looking statements.

Because of the transaction, there are certain limitations on what we are able to discuss. We are committed to communicating with you as openly as possible and sharing all of the details that we can at this point, but we must adhere to the rules.

Something that may not seem like a big deal, but could be, is forwarding emails or new stories about this transaction to people outside the company. I’m asking you not to do that, as it’s really important that our shareholders all receive the same information at the same time from the company.

I would encourage you to read our proxy statement materials when they come out, as that will include all of the details surrounding the transaction.

In the meantime, I am here to share with you all that I can and while we are not going to be able to take Q&A, I am hopeful that I will be able to answer your most pressing questions.

OK. We only have 30 minutes, so I’d better get to it.

I’m guessing most of you have had the chance to read this press release as well as my note or maybe you watched the video to get an overview of the transaction.

At the highest level, StanCorp has entered into an agreement to be acquired by Meiji Yasuda in an all cash transaction valued at $5 billion.

That’s big news.

We have been hosting executives from Meiji Yasuda the last couple of days, and we conducted a signing ceremony of the definitive merger agreement in our Plaza building yesterday afternoon.

This agreement is just the first of many steps that need to take place before the transaction is final. I’ll go over all of that in a bit.

Before we talk about any more details, let’s get to the most important thing that may be on your minds. What does this mean for employees? My expectation is that for 99.9% of our people, nothing changes.

We will maintain our operations, our headquarters and facilities, our employees, management team, product mix, distribution channels and community support.

This presentation template you see? It stays the same. We are The Standard and will continue to operate as we have. After all, that’s what produced the results that Meiji Yasuda was attracted to.

We have been headquartered in Portland, OR since 1906, and the goal here is for that heritage to continue and grow.

So, how many of you in the room have heard of Meiji Yasuda? Here’s some background on the company.

Meiji Yasuda, which is headquarterd in Tokyo, is the oldest and third largest life insurance company in Japan, with the largest share in group insurance in the Japanese market.

Not many companies can say they’re older than The Standard, but they’ve actually got a few years on us. They were founded in 1881 and have more than 40,000 employees. Around 30,000 of those employees are sales personnel.

They specialize in group and individual life insurance, bancassurance and group annuity products and they have insurance operations in Japan, with international operations in the U.S., Poland, China, Indonesia and Thailand.

Meiji Yasuda has 6.5 million customers worldwide. They have assets of $303 billion and premium income of $28 billion. So about 10 times bigger than we are…

That said, our two companies actually have a great deal in common.

Like us, they have a long and successful history built on roots as a mutual insurance company, which they still are today.

Our corporate purpose and values are remarkably consistent, and this similarity was very important in this decision for both companies, and to me personally.

Here are a few key things to know.

We will become Meiji Yasuda’s primary U.S. presence and partner, operating under The Standard brand within Meiji Yasuda’s global structure. They have a very small presence in the U.S today through their subsidiary, Pacific Guardian Life, based in Hawaii.

We will continue to execute on our strategic plans under our brand, with our employees, in our facilities, with our distribution channels and product mix.

Regarding the financials, this is an all-cash premium transaction that provides substantial and immediate value for our shareholders. For those of you who own StanCorp shares, this will be even more relevant.

It’s important to note that we were not looking for a buyer, but Meiji Yasuda’s proposal presented a tremendous opportunity for the future of our company and for our shareholders.

This slide helps demonstrate that in a pretty clear way. You can see a substantial 50% cash premium for our shareholders.

In the flurry of activity, I hope you were able to read about our Q2 results.

We delivered operating earnings per share of $1.51, which beat the Street’s expectation of $1.21. This is a great trend, fueled by continued strong sales and retention across the business.

EB sales are up more than 50 percent compared to this time last year. Most encouraging is the fact that we saw 4.6 percent premium growth.

AMG and IDI both delivered record pre-tax operating income this quarter, and SMI reached an all-time high in commercial mortgage loan originations.

These results put us 59 percent of the way to our incentive target, which is very exciting news. If we are able to continue our momentum through the end of the year, we have a good chance to come in above target.

It is performance like this that attracted Meiji Yasuda to The Standard in the first place.

They have told us that there are some things that truly set The Standard apart, including

•	Our team

•	Our financial performance

•	Our differentiated product offering

•	And our respected brand.

It’s the combination of all these things that makes us who we are at The Standard, and why I am so proud to have worked here for the past 37 years. We help our customers move forward. Every day.

OK, so what happens next? In terms of the transaction, we have entered the 25-day “go shop” period. It’s a time to canvass the market to ensure shareholders are getting the best value for their shares.

The transaction will then be subject to shareholder approval and regulatory approvals. We expect the deal to be completed in Q1 2016

How about for employees? Business as usual!

I can’t stress this enough. Even though this may be a distraction, we must do our best to get back to business as usual. We need to remain focused on our customers, producers and our daily operations and continue to build on the success we’ve got going so far in 2015.

I met with Officers late yesterday as the announcement was going out. You can expect your leaders to be checking in with you on Monday.

The 1:00 session of this meeting has been recorded and will be posted on newStand so all employees will be able to view it. The goal is to have that available by 3:00 p.m. today.

As we wrap up, I want to hit a few of the main points one more time:

This is a compelling transaction for our stakeholders, particularly in today’s rapidly changing competitive landscape.

Meiji Yasuda is a global insurance leader and a strong, stable home for our company going forward.

This slide includes additional information we are required to share with you. Be sure to check out the information available on Standardnet.

Please be sure to talk to your leaders and discuss any questions you have.

I know this is a lot to take in.

The main thing I hope you’ll take away is a pride in our company and excitement for our future.

Thanks for coming today, and I look forward to seeing you all soon.

Employee Meeting July 24, 2015

Before we get started
Company Confidential
Forward-Looking Statements
Information in this presentation includes certain statements related to projected growth and future events. These statements are “forward-looking” statements as that term is defined in the Private
Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results in future periods may differ materially from those expressed or implied by such forward-looking statements. See StanCorp’s most recent annual report on Form
10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange
Commission for a description of the types of risks and uncertainties that may affect actual results.
Non-GAAP Financial Measures
Financial measures that exclude after-tax net capital gains and losses and Accumulated Other
Comprehensive Income are non-GAAP (Generally Accepted Accounting Principles in the United
States) measures.

MEIJI YASUDA LIFE INSURANCE COMPANY TO ACQUIRE STANCORP FINANCIAL GROUP

- *Transaction brings together two market leaders in group insurance and marks a significant step in Meiji Yasuda's international growth strategy*
- *StanCorp to operate under The Standard brand and maintain current operations, headquarters, employees, community support and management team, and become Meiji Yasuda's primary U.S. presence and partner*
- *All-cash premium transaction provides substantial and immediate value for The Standard's shareholders*

Portland, OR & Tokyo – July 23, 2015 – Meiji Yasuda Life Insurance Company ("Meiji Yasuda") and StanCorp Financial Group, Inc. (NYSE: SFG) today announced that they have entered into a definitive agreement under which Meiji Yasuda will acquire all outstanding shares of StanCorp (or "The Standard")

The Standard®

What we are announcing…

Company Confidential We will maintain our operations, our headquarters, employees, management team, product mix, distribution channels and community support

•
Oldest and third largest life insurance company in Japan, with the largest share of group insurance in the Japanese market
•
Founded in 1881 and headquartered in Tokyo
•
Specializes in group and individual life insurance, bancassurance and group annuity products in Japan, with international operations in the U.S., Poland, China, Indonesia and Thailand
Meiji Yasuda

Company Confidential

Meiji Yasuda America Incorporated
Meiji Yasuda Realty USA Incorporated
Meiji Yasuda Europe Limited
TUiR Warta S.A.
Founder Meiji Yasuda Life Insurance Co., Ltd.
Beijing Representative Office
Seoul Representative Office
Meiji Yasuda Life Insurance Company
StanCorp
Financial Group
TU Europa S.A.
Frankfurt Representative Office
Thai Life Insurance Public Company Limited
PT Avrist Assurance
Meiji Yasuda Asia Limited
Pacific Guardian Life Insurance Company, Limited
Pacific Guardian Life Insurance Company, Limited Southern California Office
Head Office
Representative Offices
Subsidiaries
Affiliates
TheStandard

Meiji Yasuda’s global footprint post transaction Company Confidential

Company Confidential All-cash premium transaction provides substantial and immediate value for our shareholders

Transaction Highlights

Company Confidential
Transaction
Acquisition
of
StanCorp
by
Meiji
Yasuda
for
$115.00
per
share
in
cash
Transaction Value
$5.0
billion
Premium
50.0% premium over StanCorp’s latest closing price on July 23, 2015
49.9% premium to StanCorp’s 1-month volume weighted average price
Multiples
2.24x StanCorp’s June 30, 2015 book value per share ex. AOCI
2.29x StanCorp’s June 30, 2015 tangible book value per share ex. AOCI
19.3x StanCorp’s LTM June 30, 2015 net income excluding after-tax net capital gains / losses
Approvals and
Timing
Subject to approval by majority vote of outstanding StanCorp shares, regulatory approvals in
Japan and the U.S., and other customary closing conditions
25-day go-shop
period, with additional 20-day period to negotiate an agreement if expected to result in superior proposal
Merger agreement allows StanCorp to pay out a regular annual cash dividend prior to the closing of the transaction, in an amount up to $1.40 per share
Expected closing during 1Q-2016

•
EPS of $1.51, beats the Street’s expectation of $1.21
•
EB sales up more than 50 percent compared to Q2 2014
•
4.6 percent premium growth
•
Record pre-tax operating income from AMG and IDI
•
All-time high for SMI in commercial mortgage loan originations
•
59 percent to our incentive target!
Q2 2015 Earnings Highlights

Company Confidential

• Our team • Our financial performance • Our differentiated product offering • Our respected brand Things that set us apart for Meiji Yasuda … 11 Company Confidential

•
25-day Go-Shop period, during which StanCorp
may solicit interest from other parties
•
Shareholder approval
•
Regulatory approvals
•
Close expected in Q1 2016
What happens next in the transaction…

Company Confidential

• Business as usual • Your leaders will be checking in and meeting with you on Monday What happens next for employees… 13 Company Confidential

•
Compelling transaction for all StanCorp stakeholders
in today’s rapidly changing competitive landscape
•
Meiji Yasuda is a global insurance leader and a strong,
stable home for our company going forward

Company Confidential

In connection with the proposed merger transaction, StanCorp will file with the SEC and furnish to the StanCorp's stockholders a proxy statement and other relevant documents.  BEFORE MAKING ANY VOTING DECISION,
STANCORP'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT
BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH
THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY
WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE
MERGER.  StanCorp's stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC's website at http://www.sec.gov. In addition, StanCorp's stockholders may obtain a free copy of the proxy statement and other of StanCorp's filings with the SEC from StanCorp's website at http://investor.stancorpfinancial.com or by directing a request to: Jeff Hallin, 1100 Southwest Sixth Avenue, Portland, OR 97204.
The directors, executive officers and certain other members of management and employees of StanCorp may be deemed “participants” in the solicitation of proxies from stockholders of StanCorp in favor of the proposed merger.
Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of StanCorp in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about StanCorp's executive officers and directors in its Annual Report on Form 10-K filed with the SEC on February 26, 2015 and in its definitive proxy statement filed with the SEC on Schedule 14A on March 23, 2015.
Additional information and where to find it

Company Confidential

The Standard®

The Standard is the marketing name for StanCorp Financial Group, Inc. and subsidiaries. Insurance products are offered by Standard Insurance Company of Portland, Oregon, in all states except New York. Product features and availability vary by state and are solely the responsibility of Standard Insurance Company.